                                EXHIBIT 23(D)(1)
                     FORM OF INVESTMENT ADVISORY AGREEMENT

                      AEGON/TRANSAMERICA SERIES FUND, INC.

                                    FORM OF
                         INVESTMENT ADVISORY AGREEMENT


         This Agreement, entered into as of November 1, 2002 between AEGON/Transamerica Series Fund, Inc., a Maryland corporation (referred to herein as the "Fund"), and AEGON/Transamerica Fund Advisers, Inc., a Florida corporation (referred to herein as "ATFA"), to provide certain management and advisory services to a certain series of shares of common stock of the Fund, namely: Select Plus Aggressive Growth Asset Allocation; Select Plus Balanced Asset Allocation; and Select Plus Conservative Asset Allocation (each, a "Portfolio"; collectively, the "Portfolios").

         The Fund is registered as an open-end investment company under the Investment Company Act of 1940, as amended, (the "1940 Act") and consists of more than one series of shares, including the Portfolios. In managing its Portfolios, the Fund wishes to have the benefit of the investment advisory services of ATFA and its assistance in performing certain management functions. ATFA desires to furnish such services to the Fund and to perform the functions assigned to it under this Agreement for the considerations provided. Accordingly, the parties have agreed as follows:

         1. Investment Advisory Services. In its capacity as investment adviser to the Fund, ATFA shall have the following responsibilities:

         (a) to furnish continuous advice and recommendations to the Fund as to the acquisition, holding or disposition of any or all of the securities or other assets which the Portfolios may own or contemplate acquiring from time to time, consistent with the Fund's Articles of Incorporation and the Portfolios' investment objective and policies adopted and declared by the Board of Directors and stated in the Portfolios' current Prospectus;

         (b) to cause its officers to attend meetings and furnish oral or written reports, as the Fund may reasonably require, in order to keep the Board of Directors and appropriate officers of the Fund fully informed as to the conditions of each investment portfolio of the Portfolios, the investment recommendations of ATFA, and the investment considerations which have given rise to those recommendations;

         (c) to supervise the purchase and sale of securities of the Portfolios as directed by the appropriate officers of the Fund; and

         (d) to maintain all books and records required to be maintained by the Investment Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Fund. In compliance with the requirements of Rule 31a-3 under the 1940 Act, ATFA hereby agrees: (i) that all records that it maintains for the Fund are the property of the Fund, (ii) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act and (iii) agrees to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund; provided, however, ATFA may retain copies of such records.

         ATFA shall pay all expenses incurred in connection with the performance of its responsibilities under this Agreement. It is understood and agreed that ATFA may, and intends to, enter into a Sub-Advisory Agreement with Union Planters Investment Advisors, Inc. (the "sub-adviser") pursuant to which the Sub-Adviser will, under the supervision of ATFA, furnish investment information and advice with respect to each Portfolio to assist ATFA in carrying out its responsibilities under this Section 1. The compensation to be paid to the Sub-Adviser for such services and the other terms and conditions under which the services shall be rendered by the Sub-

Adviser shall be set forth in the Sub-Advisory Agreement between ATFA and the Sub-Adviser; provided, however, that such Agreement shall be approved by the Board of Directors and by the holders of the outstanding voting securities of the Portfolios in accordance with the requirements of Section 15 of the 1940 Act, and shall otherwise be subject to, and contain such provisions as shall be required by the 1940 Act.

         2. Obligations of the Fund. The Fund shall have the following obligations under this Agreement:

         (a) to keep ATFA continuously and fully informed as to the composition of the Portfolios' investment securities and the nature of all of its assets and liabilities from time to time;

         (b) to furnish ATFA with a certified copy of any financial statement or report prepared for the Portfolios by certified or independent public accountants, and with copies of any financial statements or reports made to its shareholders or to any governmental body or securities exchange;

         (c) to furnish ATFA with any further materials or information which ATFA may reasonably request to enable it to perform its functions under this Agreement;

         (d) to compensate ATFA for its services in accordance with the provisions of Section 3 hereof; and

         (e) to guarantee the annuity unit value of the Portfolios from time to time as stated in the Portfolios' current prospectus.

         3. Compensation. For its services under this Agreement, WRL Management is entitled to receive from each Portfolio a monthly fee, payable on the last day of each month during which or part of which this Agreement is in effect, as set forth on Schedule A attached to this Agreement, as it may be amended from time to time in accordance with Section 11 below. For the month during which this Agreement becomes effective and the month during which it terminates, however, there shall be an appropriate pro-ration of the fee payable for such month based on the number of calendar days of such month during which this Agreement is effective.

         4. Allocation of Expenses. During the term of this Agreement, the Portfolios will bear all expenses not expressly assumed by ATFA incurred in the operation of the Portfolios and the offering of its shares. Without limiting the generality of the foregoing:

         (a) The Portfolios shall pay (i) fees payable to ATFA pursuant to this Agreement; (ii) the cost (including brokerage commissions, if any) incurred in connection with purchases and sales of the Portfolios' portfolio securities; (iii) expenses of organizing the Portfolios; (iv) filing fees and expenses relating to registering and qualifying and maintaining the registration and qualification of the Portfolios' shares for sale under federal and state securities laws; (v) its allocable share of the compensation, fees and reimbursements paid to the Fund's non-interested Directors; (vi) custodian and transfer agent fees; (vii) legal and accounting expenses allocable to the Portfolios, including costs for local representation in Maryland and fees of special counsel, if any, for the independent Directors; (viii) all federal, state and local tax (including stamp, excise, income and franchise taxes and the preparation and filing of all returns and reports in connection therewith;
(ix) cost of certificates and delivery to purchasers; (x) expenses of preparing and filing reports with federal and state regulatory authorities; (xi) expenses of shareholders' meetings and of preparing, printing and distributing proxy statements (unless otherwise agreed to by the Fund and ATFA); (xii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (xiii) any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Fund for violation of any law; (xiv) expenses of preparing, typesetting and printing prospectuses and supplements thereto for existing shareholders and of reports and statements to shareholders; (xv) fees and expenses in connection with membership in investment company organizations and 12b-1 fees; and (xvi) any extraordinary expenses incurred by the Fund on behalf of the Portfolios;

         (b) ATFA shall pay (i) all expenses incurred by it in the performance of its duties under this Agreement; and (ii) compensation, fees and expenses of officers and Directors of the Fund, except for such Directors who are not interested persons (as defined in the 1940 Act) of ATFA;

         (c) If, for any fiscal year, the total expenses of a Portfolio, including but not limited to: the fees to ATFA, compensation to its custodian, transfer agent, registrar, auditors and legal counsel, printing expense, and fees, compensation and expenses to Directors who are not interested persons, exceed any expense limitation imposed by applicable state law, ATFA shall reimburse the Portfolio for such excess in the manner and to the extent required by applicable state law; provided, however, that ATFA shall reimburse the Portfolio for the amount of such expenses which exceed 0.55% of the Portfolio's average daily net assets. For purposes of this sub-paragraph, "total expenses" shall not include interest, taxes, litigation expenses, brokerage commissions or other costs incurred in acquiring or disposing of any of the Portfolio's portfolio securities, expenses incurred pursuant to the Portfolio's Plan of Distribution under Rule 12b-1 of the 1940 Act, or any costs arising other than in the ordinary and necessary course of the Portfolio's business.

         5. Treatment of Investment Advice. With respect to the Portfolios, the Fund shall treat the investment advice and recommendations of ATFA as being advisory only, and shall retain full control over its own investment policies. However, the Directors of the Fund may delegate to the appropriate officers of the Fund, or to a committee of Directors, the power to authorize purchases, sales or other actions affecting the Portfolios in the interim between meetings of the Directors, provided such action is consistent with the established investment policy of the Directors and is reported to the Directors at their next meeting.

         6. Brokerage Commissions. For purposes of this Agreement, brokerage commissions paid by a Portfolio upon the purchase or sale of its portfolio securities shall be considered a cost of securities of the Portfolio and shall be paid by the Portfolio. ATFA is authorized and directed to place the Portfolio's securities transactions, or to delegate to the Sub-Adviser of that Portfolio the authority and direction to place the Portfolio's securities transactions, only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable price and at reasonable commission rates (best price and execution); provided, however, that ATFA or the Sub-Adviser, may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if ATFA or the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of ATFA or the Sub-Adviser. ATFA and the Sub-Adviser are also authorized to consider sales of individual and group life insurance policies and/or variable annuity contract issued by Western Reserve Life Assurance Co. of Ohio by a broker-dealer as a factor in selecting broker-dealers to execute the Portfolio's securities transactions, provided that in placing portfolio business with such broker-dealers, ATFA and the Sub-Adviser shall seek the best execution of each transaction and all such brokerage placement shall be consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, the Fund shall retain the right to direct the placement of all securities transactions of the Portfolio, and the Directors may establish policies or guidelines to be followed by ATFA and the Sub-Advisers in placing securities transactions for the Portfolio pursuant to the foregoing provisions. ATFA shall report on the placement of portfolio transactions each quarter to the Directors of the Fund.

         7. Limitation on Expenses of the Portfolios. If the insurance or securities laws, regulations or policies of any state in which shares of the Portfolios are qualified for sale limit the operation and management expenses (collectively referred to as "Normal Operating Expenses" and as described below), ATFA will pay on behalf of the Portfolioss the amount by which such expenses exceed the lowest of such state limitations (the "Expense Limitation"). Normal Operating Expenses include, but are not limited to, the fees of the Portfolios' investment adviser, the compensation of its custodian, registrar, auditors and legal counsel, printing expenses, expenses incurred in complying with all laws applicable to the sale of shares of the Portfolios and any compensation, fees, or reimbursement which the Portfolios pay to Directors of the Fund who are not interested persons (as that phrase is defined in Section 2(a)(19) of the 1940 Act) of ATFA, but excluding all interest and all federal, state and local taxes (such as stamp, excise, income, franchise and similar taxes). If Normal Operating Expenses exceed in any year the Expense Limitation of the Fund, ATFA shall shall pay for those excess expenses on behalf of the Portfolios in the year in which they are incurred. Expenses of the Portfolios shall be calculated and accrued monthly. If at the end of any month the accrued expenses of the Portfolios exceed a pro rata portion of the above-described Expense Limitation, based upon the average daily net asset value of the Portfolios from the beginning of the fiscal year through the end of the month for which calculation is made, the amount of such excess shall be paid by ATFA on behalf of the Portfolios and such excess amounts shall continue to be paid until the end of a month when such accrued expenses are less than the pro rata portion of such Expense Limitation. Any necessary final adjusting payments, whether from ATFA to the Portfolios or from the Portfolios to ATFA, shall be made as soon as reasonably practicable after the end of the fiscal year.

         8. Termination. This Agreement may be terminated at any time, without penalty, by the Directors of the Fund or by the shareholders of a Portfolio acting by vote of at least a majority of its outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) provided in either case that 60 days' written notice of termination be given to ATFA at its principal place of business. This Agreement may be terminated by ATFA at any time by giving 60 days' written notice of termination to the Fund, addressed to its principal place of business.

         9. Assignment. This Agreement shall terminate automatically in the event of any assignment (as the term is defined in Section 2(a)(4) of the 1940 Act) of this Agreement.

         10. Term. This Agreement shall continue in effect, unless sooner terminated in accordance with its terms, for an initial term ending April 30, 2004, and shall continue in effect from year to year thereafter provided such continuance is specifically approved at least annually by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Directors of the Fund or the affirmative vote of a majority of the outstanding voting securities of the Portfolios (as that phrase is defined in Section 2(a)(42) of the 1940 Act).

         11. Amendments. This Agreement may be amended only with the approval of the affirmative vote of a majority of the outstanding voting securities of the Portfolios (as that phrase is defined in Section 2(a)(42) of the 1940 Act) and the approval by the vote of a majority of Directors of the Fund who are not parties hereto or interested persons (as that phrase is defined in Section 2(a)(19) of the 1940 Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted in accordance with the 1940 Act.

         12. Prior Agreements. This Agreement constitutes the entire agreement between the parties hereto and supersedes in its entirety any and all previous agreements between the parties relative to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ATTEST:                             AEGON/TRANSAMERICA FUND ADVISERS, INC.


By:                                 By:
    -----------------------------      ----------------------------------------
Name:  Gayle A. Morden              Name:  John K. Carter
Title: Assistant Vice President     Title: Vice President, General Counsel,
       and Assistant Secretary             Compliance Officer and Secretary


ATTEST:                             AEGON/TRANSAMERICA SERIES FUND, INC.


By:                                 By:
    -----------------------------      ----------------------------------------
Name:  Gayle A. Morden              Name:  John K. Carter
Title: Assistant Vice President     Title: Vice President, General Counsel,
       and Assistant Secretary             Compliance Officer and Secretary

                      AEGON/TRANSAMERICA SERIES FUND, INC.

                                    FORM OF
                         INVESTMENT ADVISORY AGREEMENT

                                   SCHEDULE A

                       EFFECTIVE AS OF: NOVEMBER 1, 2002


                                                  PERCENTAGE OF AVERAGE DAILY NET       EFFECTIVE DATE/TERMINATION DATE
                   PORTFOLIO                                  ASSETS

                 Janus Growth                                  0.80%                            January 1, 1997/
                                                                                                 April 30, 2003
                  AEGON Bond                                   0.45%                            January 1, 1998/
                                                                                                 April 30, 2003
                 Janus Global                                  0.80%                            January 1, 1997/
                                                                                                 April 30, 2003
          Van Kampen Emerging Growth                           0.80%                            January 1, 1997/
                                                                                                 April 30, 2003
          LKCM Strategic Total Return                          0.80%                            January 1, 1997/
                                                                                                 April 30, 2003
            Alger Aggressive Growth                            0.80%                            January 1, 1997/
                                                                                                 April 30, 2003
           Federated Growth & Income                           0.75%                            January 1, 1997/
                                                                                                 April 30, 2003
          Transamerica Value Balanced                          0.75%                            January 1, 1997/
                                                                                                 April 30, 2003
             PBHG/NWQ Value Select                             0.80%                            January 1, 1997/
                                                                                                 April 30, 2003
              Third Avenue Value                               0.80%                            January 1, 1998/
                                                                                                 April 30, 2003
        Clarion Real Estate Securities                         0.80%                              May 1, 1998/
                                                                                                 April 30, 2003
                Salomon All Cap                   0.90% of the first $100 million                 May 1, 1999/
                                                   of average daily net assets;                  April 30, 2003
                                                    0.80% of average daily net
                                                     assets over $100 million
             Goldman Sachs Growth                 0.90% of the first $100 million                 May 1, 1999/
                                                   of average daily net assets;                  April 30, 2003
                                                    0.80% of average daily net
                                                     assets over $100 million
                 Munder Net50                                  0.90%                              May 1, 2001/
                                                                                                 April 30, 2003
         T. Rowe Price Dividend Growth            0.90% of the first $100 million                 May 1, 1999/
                                                   of average daily net assets;                  April 30, 2003
                                                    0.80% of average daily net
                                                     assets over $100 million

            T. Rowe Price Small Cap                            0.75%                              May 1, 1999/
                                                                                                 April 30, 2003
              PBHG Mid Cap Growth                 0.90% of the first $100 million                 May 1, 1999/
                                                   of average daily net assets;                  April 30, 2003
                                                    0.80% of average daily net
                                                     assets over $100 million
                GE U.S. Equity                                 0.80%                            January 1, 1997/
                                                                                                 April 30, 2003
                Dreyfus Mid Cap                   0.85% of the first $100 million                 May 1, 1999/
                                                   of average daily net assets;                  April 30, 2003
                                                    0.80% of average daily net
                                                     assets over $100 million
          Great Companies - America(sm)                        0.80%                              May 1, 2000/
                                                                                                 April 30, 2003
        Great Companies - Technology(sm)                       0.80%                              May 1, 2000/
                                                                                                 April 30, 2003
         Value Line Aggressive Growth                          0.80%                              May 1, 2000/
                                                                                                 April 30, 2003
             Gabelli Global Growth                1.00% of the first $500 million              September 1, 2000/
                                                   of average daily net assets;                  April 30, 2003
                                                    0.90% of average daily net
                                                  assets over $500 million up to
                                                 $1 billion; and 0.80% of average
                                                 daily net assets in excess of $1
                                                              billion
           Great Companies - Global(2)                         0.80%                           September 1, 2000/
                                                                                                 April 30, 2003
              LKCM Capital Growth                              0.80%                           December 1, 2000/
                                                                                                 April 30, 2003
        American Century International           1.00% of the first $50 million                  March 1, 2002/
                                                 of average daily net assets;                    April 30, 2004
                                                 0.95% of average daily net
                                                 assets over $50 million up to
                                                 $150 million; 0.90% of average
                                                 daily net assets over $150
                                                 million up to $500 million; and
                                                 0.85% of average daily net
                                                 assets in excess of $500 million.
               American Century                   0.90% of the first $100 million                 May 1, 2002/
                Income & Growth                    of average daily net assets;                  April 30, 2004
                                                    0.85% of average daily net
                                                  assets over $100 million up to
                                                    $250 million; and 0.80% of
                                                    average daily net assets in
                                                      excess of $250 million.

           BlackRock Large Cap Value                           0.80%                             July 16, 2001/
                                                                                                 April 30, 2003
           BlackRock Mid Cap Growth                            0.80%                             July 16, 2001/
                                                                                                 April 30, 2003
     BlackRock Global Science & Technology                     0.90%                             July 16, 2001/
                                                                                                 April 30, 2003
         Conservative Asset Allocation                         0.10%                              May 1, 2002/
                                                                                                 April 30, 2004
           Moderate Asset Allocation                           0.10%                              May 1, 2002/
                                                                                                 April 30, 2004
             Moderately Aggressive                             0.10%                              May 1, 2002/
               Asset Allocation                                                                  April 30, 2004
               Aggressive Asset                                0.10%                              May 1, 2002/
                  Allocation                                                                     April 30, 2004
                Janus Balanced                    0.90% of the first $500 million                 May 1, 2002/
                                                   of average daily net assets;                  April 30, 2004
                                                  0.85% of the next $500 million
                                                 of average daily net assets; and
                                                    0.80% of average daily net
                                                      assets over $1 billion
      Transamerica Convertible Securities         0.80% of the first $500 million                 May 1, 2002/
                                                   of average daily net assets;                  April 30, 2004
                                                    0.70% of average daily net
                                                 assets in excess of $500 million
              PIMCO Total Return                               0.70%                              May 1, 2002/
                                                                                                 April 30, 2004
              Transamerica Equity                              0.75%                              May 1, 2002/
                                                                                                 April 30, 2004
       Transamerica Growth Opportunities                       0.85%                              May 1, 2002/
                                                                                                 April 30, 2004
           Transamerica Money Market                           0.35%                              May 1, 2002/
                                                                                                 April 30, 2004
            Van Kampen Money Market                            0.50%                              May 1, 2002/
                                                                                                 April 30, 2004
  Van Kampen Active International Allocation                   0.90%                              May 1, 2002/
                                                                                                 April 30, 2004
            Capital Guardian Value                0.85% of the first $300 million                 May 1, 2002/
                                                   of average daily net assets;                  April 30, 2004
                                                   0.80% over $300 million up to
                                                    $500 million; and 0.775% of
                                                    average daily net assets in
                                                      excess of $500 million
                Jennison Growth                                0.85%                              May 1, 2002/
                                                                                                 April 30, 2004
            Dreyfus Small Cap Value                            0.80%                              May 1, 2002/
                                                                                                 April 30, 2004
          T. Rowe Price Equity Income                          0.80%                              May 1, 2002/
                                                                                                 April 30, 2004
          T. Rowe Price Growth Stock                           0.80%                              May 1, 2002/
                                                                                                 April 30, 2004
          J. P. Morgan Enhanced Index                          0.75%                              May 1, 2002/
                                                                                                 April 30, 2004
                Janus Growth II                                0.80%                              May 1, 2002/
                                                                                                 April 30, 2004

         Capital Guardian U.S. Equity             0.85% of the first $300 million                 May 1, 2002/
                                                   of average daily net assets;                  April 30, 2004
                                                    0.80% over $300 million up
                                                    to $500 million; and 0.775%
                                                    of average daily net assets
                                                     in excess of $500 million
           Capital Guardian Global                       1.05% of the first
                                                     $150 million May 1, 2002/
                                                        of average daily net
                                                   assets; April 30, 2004 1.00%
                                                   over $150 million up to $300
                                                   million; 0.95% over $300
                                                  million up to $500 million; and
                                                    0.925% of average daily net
                                                 assets in excess of $500 million
    Transamerica U.S. Government Securities                    0.65%                              May 1, 2002/
                                                                                                 April 30, 2004
                MFS High Yield                                0.775%                              May 1, 2002/
                                                                                                 April 30, 2004
          Van Kampen Asset Allocation                          0.75%                              May 1, 2002/
                                                                                                 April 30, 2004
           Protected Principal Stock              1.30% of the first $100 million                 May 1, 2002/
                                                   of average daily net assets;                  April 30, 2004
                                                    1.25% of average daily net
                                                     assets over $100 million.
              Select + Aggressive                              0.10%                           November 1, 2002/
                                                                                                 April 30, 2004
           Select + Growth & Income                            0.10%                           November 1, 2002/
                                                                                                 April 30, 2004
             Select + Conservative                             0.10%                           November 1, 2002/
                                                                                                 April 30, 2004